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Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

Lawson Software, Inc.
380 Saint Peter Street
St. Paul, Minnesota 55102-1302

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Lawson Software, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 58,908,543 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued under either the Company's 2001 Stock Incentive Plan, as amended or the Company's Amended and Restated 1996 Stock Incentive Plan (collectively, the "Plans").

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefore in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

        Our opinions expressed above are limited to the laws of the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated: June 25, 2002

Very truly yours,
/s/ Dorsey & Whitney LLP

JBA

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  Exhibit 5.1